THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN APPROPRIATE EXCEPTION UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.  ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE.

SENIOR SECURED PROMISSORY NOTE

February 25, 2014	$167,000

FOR VALUE RECEIVED, FRESH HEALTHY VENDING INTERNATIONAL, INC., a Nevada corporation (the “Company”), hereby promises to pay to the order of [Investor Name] or registered assigns (the “Holder”) the principal amount of One Hundred Sixty Seven Thousand United States Dollars ($167,000.00) no later than the Maturity Date (as defined below), and to pay interest (“Interest”) on the unpaid principal balance hereof at Maturity, or earlier upon conversion, acceleration or redemption pursuant to the terms hereof, at the rate of twelve percent (12%) per annum.  Interest on this Secured Promissory Note (this “Initial Note”) payable monthly, or earlier  upon acceleration, repayment or redemption pursuant to the terms hereof, shall accrue from the Issuance Date (as defined below) and shall be computed on the basis of a 365-day year composed of the actual days elapsed.

The obligations of the Company to the Holder pursuant to this Initial Note shall be secured by a senior lien on all assets of the Company. This Initial Note is one of a series of three identical Initial Notes issued by the Company as of this date, aggregating $501,000.00 and may at the option of the Company include additional notes yielding gross proceeds of another $1,500,000 (the "Additional Notes"). The Holder acknowledges that the Company also reserves the right to issue supplemental notes to lenders within 91 days from the date of this Initial Note that in total do not exceed an aggregate of  $1,000,000 (the "Supplemental Notes" and together with the Initial Notes and the Additional Notes, the "Notes"). The Notes shall not amount to more than a total of $3,001,000 and shall be senior to all other indebtedness of the Company, however by accepting this Initial Note the Holder agrees that holders of the other Notes, when and if issued, will have security interests identical to and pari passu with those granted to the Holder.

                                                                                                            FHVI Form Senior Secured Promissory Note v.F2

1.         Payments.  All payments of principal of, and interest on, this Initial Note shall be made in lawful money of the United States of America.  Whenever any amount expressed to be due by the terms of this Initial Note is due on any day that is not a Business Day (as defined in Section 2(a)), the same shall instead be due on the next succeeding day that is a Business Day (unless in the case of interest, such next succeeding Business Day would be in the following calendar month, in which case such payment will be made on the immediately preceding Business Day).

            (a) Prepayment Rights. The Company shall have the right to prepay this Initial Note in lawful money of the United States at any time prior to Maturity by giving the Holder ten (10) days written notice.

2.         Definitions.

(a) Certain Defined Terms.  For purposes of this Initial Note, the following terms shall have the following meanings:

 “Acquiring Entity” means the Person purchasing Company’s assets or the successor resulting from the Organic Change.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the city of Los Angeles are authorized or required by law to remain closed.

 “Common Stock” means (A) the Company’s Common Stock, $0.001 par value per share, and (B) any capital stock resulting from a reclassification of any such common membership interests or common stock.

 “Default” means any event or circumstance that is, or with the giving of notice or lapse of time or both, would be an Event of Default.

“Dollars” or “$” means United States Dollars.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means the government of any nation, state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                                                                                                            FHVI Form Senior Secured Promissory Note v.F2

“Interest Amount” means, with respect to any Principal, all accrued and unpaid Interest on such Principal through and including such date of determination.

“Issuance Date” means the original date of issuance of this Note regardless of any exchange or replacement hereof.

“Maturity Date” means that date which is twelve (12) months following the Issuance Date.

 “Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger, self tender offer for all or substantially all shares of common stock of the Company, sale of all or substantially all of the Company’s assets to another Person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Principal” means the outstanding principal amount of this Initial Note as of any date of determination.

“promptly” shall mean as soon as reasonably possible, and in any event within four (4) Business Days.

“Subsidiary” means any entity in which the Company, directly or indirectly, owns twenty percent (20%) or more of the outstanding capital stock, equity or similar interests or voting power of such entity as of the date of the execution of this Initial Note or at any time thereafter.

“Taxes” means any federal, state, provincial, county, local, foreign and other taxes (including, without limitation, income, profits, windfall profits, alternative, minimum, accumulated earnings, personal holding company, capital stock, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto.

    3.     Covenants.

                                                                                                            FHVI Form Senior Secured Promissory Note v.F2

(a)        Corporate Existence.  From the Issuance Date and for so long as the Initial Notes is outstanding, the Company shall, and shall cause each of its Subsidiaries to (i) conduct its operations in the ordinary course of business consistent with past practice, (ii) maintain its corporate existence and (iii) maintain and protect all material intellectual property used in the business of the Company and its Subsidiaries.

 (b)       Mergers, Consolidations, Acquisitions.  In addition to the other rights the Holder has hereunder, from the Issuance Date and for so long as the Initial Note is outstanding, the Company shall not sell all or substantially all of the assets of the Company (including, for the avoidance of any doubt, all or substantially all of the assets of the Company’s Subsidiaries in the aggregate), except in the event of the Organic Change where (x) the Acquiring Entity (A) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (B) is a publicly traded corporation whose common stock is quoted on the OTCBB or listed for trading on the New York Stock Exchange or the Nasdaq Market or another nationally recognized stock exchange, and (y) immediately before and immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

(c)        Compliance with Laws.  From the Issuance Date and for so long as the Initial Note is outstanding, the Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings diligently conducted.

(d)       Payment of Taxes.  From the Issuance Date and for so long as the Initial Note is outstanding, the Company will, and will cause each of its Subsidiaries to, pay and discharge, before the same shall become delinquent, all income and all other material Taxes, assessments and other governmental charges or levies, imposed upon them or any of their properties or assets or in respect of their businesses or incomes except for those being contested in good faith by proper proceedings diligently conducted and against which adequate reserves, in accordance with GAAP, have been established.

4.         [reserved]

5.         Defaults and Remedies.

(a)        Events of Default.  An “Event of Default” is (i) default in payment of any Principal of this Initial Note, when and as due; (ii) default in payment of any Interest on this Initial Note that is not included in an amount described in the immediately preceding clause (i) that is not cured within four (4) Business Days from the date such Interest was due; (iii) any default in the observance or performance of any covenant or agreement contained herein; (iv) failure by the Company to comply with any other provision of this Initial Note in all material respects within ten (10) days after the

                                                                                                            FHVI Form Senior Secured Promissory Note v.F2

earlier of (x) the Company’s receipt of notice to comply with such provision or (y) the Company becoming aware of such default; (v) any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company in this Initial Note or in any certificate or other document delivered pursuant hereto or thereto, shall be incorrect in any material respect when made or deemed made; (vi)  if the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law (as defined below); (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or any of its Subsidiaries for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; (vii) an involuntary case or other proceeding is commenced directly against the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its Indebtedness under any Bankruptcy Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other Bankruptcy Law proceeding remains undismissed and unstayed for a period of thirty (30) days, or an order of relief is entered against the Company or any of its Subsidiaries as debtor under the Bankruptcy Laws as are now or hereafter in effect; or (viii) one or more judgments, non interlocutory orders or decrees shall be entered by a U.S. state or federal or a foreign court or administrative agency of competent jurisdiction against any the Company or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by independent third party insurance as to which the insurers has not denied coverage) as to any single or related series of transactions, incidents or conditions, of $200,000 or more, and the same shall remain unsatisfied, unvacated, unbonded or unstayed pending appeal for a period of thirty (30) days after the entry thereof.  The term “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.  Within five (5) Business Days after the occurrence of any Event of Default set forth above, the Company shall deliver written notice thereof to the Holder.

(b)        Remedies.  If any Event of Default has occurred and is continuing, the Holder may, upon written notice to the Company,  (i) declare all of the Principal then outstanding together with the Interest Amount with respect to such Principal and all other amounts owing or payable hereunder and under the Initial Notes immediately due and payable, in cash, all without presentment, demand, protest or further act or notice of any kind, all of which are expressly waived by the Company and (ii) exercise any and all rights and remedies available to the holder of this Initial Note under this Initial Note, at law or in equity.

6.         Lost or Stolen Notes.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Initial Note and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation of this Initial Note, the Company shall execute and deliver a new Note of like tenor and date.

                                                                                                            FHVI Form Senior Secured Promissory Note v.F2

7.         Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Initial Note shall be cumulative and in addition to all other remedies available under this Initial Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Initial Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

8.         Specific Shall Not Limit General; Construction.  No specific provision contained in this Initial Note shall limit or modify any more general provision contained herein.  This Initial Note shall be deemed to be jointly drafted by the Company and all buyers of Notes and shall not be construed against any Person as the drafter hereof.

9.         Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

10.       Notice.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Initial Note must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided  confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

                                9605 Scranton Road, Suite 801

San Diego, California 92121
            Facsimile:  858.210.4260
            Attention:, Chief Executive Officer

If to the Holder, to it at the address and facsimile number set forth on the records of the Company, with copies to such Holder’s representatives as set forth on such schedule, or, in the case of a Holder or any other party named above, at such other address and/or facsimile number and/or to the attention of such other Person as the

                                                                                                            FHVI Form Senior Secured Promissory Note v.F2

recipient party has specified by written notice given to each other party in accordance with the provisions of this Initial Note five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

11.       Transfer of this Initial Note.  The Holder may assign or transfer some or all of its rights hereunder, subject to compliance with the Securities Act of 1933, as amended.

12.       Payment of Collection, Enforcement and Other Costs.  If (a) this Initial Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Initial Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys’ fees and disbursements.

13.       Cancellation.  After all Principal and other amounts at any time owed under this Initial Note have been paid in full in accordance with the terms hereof, this Initial Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

14.       Waiver of Notice.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Initial Note.

15.       Governing Law; Jurisdiction.  This Initial Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Initial Note shall be governed by, the internal laws of the State of California.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of San Diego, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Initial Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.

                                                                                                            FHVI Form Senior Secured Promissory Note v.F2

Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

16.       Interpretative Matters.  Unless the context otherwise requires, (a) all references to Sections, Schedules or Exhibits are to sections, schedules or exhibits contained in or attached to this Initial Note, (b) each accounting term not otherwise defined in this Initial Note has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Initial Note shall be by way of example rather than limitation.

IN WITNESS WHEREOF, the Company has caused this Initial Note to be executed on its behalf by the undersigned as of the date first set forth above.

FRESH HEALTHY VENDING INTERNATIONAL, INC.,

a Nevada Corporation

By: __________________________

Alex Kennedy, Chief Executive Officer

                                                                                                            FHVI Form Senior Secured Promissory Note v.F2